PROMISSORY NOTE

$74,164.72	November 4, 2016

FOR VALUE RECEIVED, the undersigned, GABO Filter, Inc., a California corporation (“Maker”), hereby promises to pay to the order of Strong Westrex, Inc., a Nebraska corporation (“Payee”), in lawful money of the United States of America, the principal amount of Seventy-Four Thousand One Hundred Sixty-Four and 88/100 Dollars ($74,164.72) (the “Principal Amount”) with interest on the Principal Amount as set forth below.

1. Payment of Principal and Interest. The Principal Amount and interest thereon shall be payable on the date that is sixty (60) days following the date of this Note. Interest shall accrue on the unpaid principal balance of this Note at a rate equal to 18% per annum, computed based on a calendar year and actual days elapsed.

2. Prepayment. Maker shall have the right, at any time and without notice, premium or penalty, to prepay all or any part of the Principal Amount together with interest accrued on the prepaid principal amount to the date of prepayment.

3. Default. It shall constitute an event of default hereunder (an “Event of Default”) if the principal of or interest on the outstanding Principal Amount shall not be paid punctually when due and payable and such failure continues for five (5) days after Payee notifies Maker thereof in writing.

4. Remedies. Upon the occurrence of an Event of Default hereunder (unless such Event of Default has been cured by Maker or waived by Payee), Payee may, at its option, exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note.

5. Waiver; Actions to Collect. Maker hereby waives presentment, demand for payment, protest, notice of protest and notice of dishonor in connection with this Note. No delay or omission of Payee in exercising any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein, and any single or partial exercise of any such right or power shall not preclude any other or further exercise thereof, or the exercise of any other right or power, and no waiver shall be valid unless in writing and signed by Payee, and then only to the extent specifically set forth in such writing. All remedies afforded hereunder or by applicable law shall be cumulative and shall be available to Payee until the Principal Amount together with interest accrued thereon has been paid in full. If any action, suit or proceeding is instituted to collect on this Note, Maker shall pay all of the costs and expenses, including, without limitation, reasonable attorney’s fees, incurred by Payee in connection with such action, suit or proceeding.

6. Assignment. This Note is non-negotiable and may not be assigned by Maker without the prior written consent of Payee. Any such assignment, whether actual or attempted in contravention of the foregoing, will be deemed a violation of the terms of this Note and will be null and void ab initio.

7. Binding Effect. The terms and provisions of this Note shall be binding upon Maker and its successors and permitted assigns and shall inure to the benefit of Payee and its successors and assigns and any subsequent holder of this Note. No term or provision of this Note may be amended, supplemented, waived or otherwise modified without the prior written consent of Payee.

8. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflict or choice of laws).

9. Severability. If any provision of this Note or the application thereof to any person or circumstance should, for any reason and to any extent, be invalid or unenforceable, the remainder of this Note and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

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IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

GABO FILTER, INC.

By:	/s/ Danny Tan
Name:	Danny Tan
Title:	CEO

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